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Exhibit 10.5

FORM OF OFFICER CONFIDENTIALITY AGREEMENT

        This Confidentiality Agreement (this "Agreement"), dated as of [            ], 2007, is by and among DG FastChannel, Inc., a Delaware corporation (the "Purchaser"), Haig S. Bagerdjian, and Alan R. Steel. All capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Merger Agreement (as defined below).

        WHEREAS, the Purchaser is a party to an Agreement and Plan of Merger and Reorganization, dated as of April 16, 2007, by and among the Purchaser, Point.360, a California corporation (the "Company"), and New 360, a California corporation (as amended or supplemented, the "Merger Agreement"), pursuant to which, among other things, the Purchaser shall acquire the ADS Business of the Company;

        WHEREAS, Messrs. Bagerdjian and Steel are officers of the Company and hold a substantial number of the issued and outstanding Shares (either directly or through ownership of vested Company Options) for which they will receive valuable consideration as a consequence of the consummation of the Offer, and therefore have a material economic interest in the consummation of the Transactions; and

        WHEREAS, in order to protect the goodwill related to the ADS Business, and as a condition of consummating the transactions contemplated by the Merger Agreement on the Acceptance Date, the parties hereto are executing this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

        SECTION 1.    CONFIDENTIALITY.

        (a)   Messrs. Bagerdjian and Steel have each had access to and contributed to information and materials of a highly sensitive nature (including Confidential Information, as defined below) of the ADS Business. Messrs. Bagerdjian and Steel each agree that, on or prior to the third (3rd) anniversary of the Acceptance Date, unless Mr. Bagerdjian or Mr. Steel, as applicable, first secures the written consent of an authorized representative of the Purchaser, he shall not use for himself or anyone else, or disclose to others, any Confidential Information, except as may be necessary for Mr. Bagerdjian or Mr. Steel to carry out his duties under any agreement with the Purchaser (if applicable) or except to the extent such use or disclosure is required by law or order of any Governmental Entity (in which event Mr. Bagerdjian or Mr. Steel shall, to the extent practicable, inform the Purchaser in advance of any such required disclosure, shall cooperate with the Purchaser in all reasonable ways in obtaining a protective order or other protection in respect of such required disclosure, and shall limit such disclosure to the extent reasonably possible while still complying with such requirement).

        (b)   "Confidential Information" as used herein, means all information of a highly sensitive nature (whether or not specifically identified as confidential) of the ADS Business, in any form or medium, that at or prior to the Acceptance Date was disclosed to Mr. Bagerdjian or Mr. Steel, as the case may be, and that relates to the ADS Business, including, without limitation: (i) internal business information (including, without limitation, information relating to the strategic plans and practices, business, accounting, financial or marketing plans, practices or programs, training practices and programs, salaries, bonuses, incentive plans and other compensation and benefits information and accounting and business methods); (ii) identities of, individual requirements of, specific contractual arrangements with, and information about, the ADS Business, its customers and their confidential information; (iii) industry research compiled by, or on behalf of the ADS Business, including, without limitation, identities of potential target companies, management teams and transaction sources; (iv) compilations of data and analyses, processes, methods, track and performance records, data and databases relating thereto; provided, however, that "Confidential Information" shall not include any information that (1) was already known to Mr. Bagerdjian or Mr. Steel, as applicable, at the time of its disclosure, (2) after being disclosed to Mr. Bagerdjian or Mr. Steel was subsequently disclosed to Mr. Bagerdjian or Mr. Steel by a third party that was, to Mr. Bagerdjian's or Mr. Steel's knowledge, entitled to disclose such information on a non-confidential basis, or (3) has become generally known to and widely available for use within the industry other than as a result of a disclosure by Mr. Bagerdjian or Mr. Steel in violation of this Agreement.

        SECTION 2.    MISCELLANEOUS.

        (a)    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), telecopied (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (i)    if to the Purchaser, to:

      DG FastChannel, Inc.
      750 W. John Carpenter Freeway, Suite 700
      Irving, TX 75039
      Attention: Chief Financial Officer
      Telephone No.: (972) 581-2000
      Facsimile No.: (972) 581-2100

      with a copy to:

      Latham & Watkins LLP
      555 Eleventh Street NW, Suite 1000
      Washington, DC 20004
      Attention: William P. O'Neill
      Telephone No.: (202) 637-2200
      Facsimile No.: (202) 637-2201

          (ii)   if to Mr. Bagerdjian or Mr. Steel, to:

      c/o Point.360
      2777 North Ontario Street
      Burbank, CA 91504
      Telephone No.: (818) 565-1400
      Facsimile No.: (818) 847-2503

      with a copy to:

      Troy & Gould PC
      1801 Century Park East, Suite 1600
      Los Angeles, CA 90067
      Attention: William Gould
      Telephone No.: (310) 780-1338
      Facsimile No.: (310) 201-4746

        (b)    Counterparts; Facsimile.    This Agreement may be executed manually or by facsimile by the parties hereto, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each party and delivered to the other party.

        (c)    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to conflicts of laws principles that would result in the application of the law of any other state.

        (d)    Injunctive Relief.    The parties to this Agreement hereby agree that the remedy at law for any breach of this Agreement is and will be inadequate, and in the event of a breach or threatened breach by Mr. Bagerdjian or Mr. Steel of this Agreement, the Purchaser shall be entitled to seek an injunction restraining such party from the conduct that would constitute a breach of this Agreement. Nothing herein contained shall be construed as prohibiting the Purchaser from pursuing any other remedies available to it for such breach or threatened breach, including, without limitation, the recovery of damages.

        (e)    Assignment.    This Agreement shall not be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, but without relieving any party hereto of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        (f)    Amendments; Waiver.    This Agreement may be amended or modified only by a written instrument signed by each of the parties hereto. Any party may waive any provision of this Agreement or compliance therewith; provided that such waiver is set forth in an instrument in writing signed by the party to be bound thereby. Any waiver or failure to insist on strict compliance with any agreement or obligation contained herein shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        (g)    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by the Merger Agreement are not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by the Merger Agreement are fulfilled to the extent possible.

        (h)    WAIVER OF JURY TRIAL.    EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(h).

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

DG FASTCHANNEL, INC.
By:
Name: Scott K. Ginsburg
Title: Chairman and CEO

HAIG S. BAGERDJIAN

ALAN R. STEEL

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FORM OF OFFICER CONFIDENTIALITY AGREEMENT